Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SALIX PHARMACEUTICALS, LTD.

SALIX PHARMACEUTICALS, LTD., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: The original Memorandum of Association of Salix Pharmaceuticals, Ltd. (the “Corporation”) was filed in the British Virgin Islands on December 24, 1993, under the name Salix Holdings, Ltd. The Certificate of Domestication was filed with the Secretary of State of Delaware on December 31, 2001, including a provision to change the Corporation’s name to “Salix Pharmaceuticals, Ltd.”

SECOND: The Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of Salix Pharmaceuticals, Ltd.

THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is incorporated herein by this reference.

IN WITNESS WHEREOF, SALIX PHARMACEUTICALS, LTD. has caused this Certificate to be signed by the Vice President and Chief Financial Officer this 12th day of June 2002.

SALIX PHARMACEUTICALS, LTD.

By:	/s/ Adam Derbyshire
Adam Derbyshire
Vice President and Chief Financial Officer

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SALIX PHARMACEUTICALS, LTD.

ARTICLE I

The name of the corporation is Salix Pharmaceuticals, Ltd. (the “Corporation”).

ARTICLE II

The street and mailing address and county of the registered office of the Corporation is 3500 S. DuPont Highway, in the City of Dover, County of Kent, zip code 19901. The name of the registered agent is Incorporating Services, Ltd.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The Corporation shall be authorized to issue an aggregate of eighty-five million (85,000,000) shares of capital stock. The authorized capital stock shall be divided into Common Stock and Preferred Stock. The Common Stock of the Corporation shall consist of eighty million (80,000,000) shares having $0.001 par value per share. The Preferred Stock of the Corporation shall consist of five million (5,000,000) shares having $0.001 par value per share.

The Common Stock and Preferred Stock shall each have the powers, preferences, rights, qualifications, limitations and restrictions set forth below.

(a) Common Stock.

1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation.

2. Liquidation Rights. Subject to the prior and superior right of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of affairs of the Corporation, the holders of Common Stock shall be entitled to receive of the funds to be distributed such amount as remains after distribution of all amounts, if any, required to be distributed to holders of any Preferred Stock. Such funds shall be paid to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them.

3. Dividends. Dividends may be paid on the Common Stock as and when declared by the Board of Directors.

4. Reserve Powers. The holders of shares of Common Stock shall have all other powers, preferences and rights conferred upon owners of shares of capital stock under the laws of the State of Delaware, except insofar as such powers, preferences and rights are expressly restricted by the provisions of Paragraph (b) of this Article IV.

(b) Preferred Stock.

Any Preferred Stock not designated may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the designation of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Amend and Restated Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to designate the Preferred Stock in one or more series, and in connection with the designation of any such series, by resolution providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Amended and Restated Certificate of Incorporation. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, no vote of the holders of the shares of Preferred Stock or the shares of Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of shares of the capital stock of the Corporation.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend, rescind or repeal the Bylaws of the Corporation.

ARTICLE VI

The Board of Directors shall have that number of directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the directors or stockholders of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum.

ARTICLE VII

All action by the stockholders shall be taken at a duly called special or annual meeting of the stockholders of the Corporation at which a quorum is present and the stockholders of the Corporation shall not have the right to act by written consent as provided by Section 228 of the General Corporation Law of Delaware. The business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of such meeting.

ARTICLE VIII

To the fullest extent permitted by the General Corporation Law of the State of Delaware, the Corporation shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Corporation. The Corporation shall indemnify such other persons as may be required by statute or by the Bylaws of the Corporation. The Corporation may, to the full extent permitted by Delaware law, purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or the Bylaws of the Corporation, against any liability which may be asserted against any director, officer or such other person and may enter into contracts providing for the indemnification of any director, officer or such other person to the full extent permitted by Delaware law. The liability of directors of the Corporation (for actions or inactions taken by them as directors) for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

This Certificate of Amendment and Restatement of the Certificate of Incorporation shall be effective on June 12, 2002 (for accounting purposes).

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SALIX PHARMACEUTICALS, LTD.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Salix Pharmaceuticals, Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify and set forth as follows:

1. The name of the corporation is Salix Pharmaceuticals, Ltd. (the “Corporation”).

2. The original Memorandum of Association of Salix Pharmaceuticals, Ltd. (the “Corporation”) was filed in the British Virgin Islands on December 24, 1993, under the name Salix Holdings, Ltd. The Certificate of Domestication was filed with the Secretary of State of Delaware effective December 31, 2001, including a provision to change the Corporation’s name to “Salix Pharmaceuticals, Ltd.”

3. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on May 3, 2006.

4. Resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”), and declaring such Certificate of Amendment to be advisable and in the best interests of the Corporation and its stockholders.

5. Pursuant to the recommendation of the Board of Directors of the Corporation, this Certificate of Amendment was approved by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

6. The amendment to the Corporation’s Amended and Restated Certificate of Incorporation to be effected hereby is as follows:

(a) The first paragraph of Article IV shall be deleted in its entirety and replaced with the following:

“The Corporation shall be authorized to issue an aggregate of one hundred fifty-five million (155,000,000) shares of capital stock. The authorized capital stock shall be divided into Common Stock and Preferred Stock. The Common Stock of the Corporation shall consist of one hundred fifty million (150,000,000) shares having $0.001 par value per share. The Preferred Stock of the Corporation shall consist of five million (5,000,000) shares having $0.001 par value per share.”

7. This Certificate of Amendment will be effective upon filing.

IN WITNESS WHEREOF, SALIX PHARMACEUTICALS, LTD. has caused this Certificate to be signed by the General Counsel and Vice President, Corporate Compliance this 18th day of June 2010.

SALIX PHARMACEUTICALS, LTD.

By:	/s/ Mark D. Reeth
Mark D. Reeth
General Counsel and Vice President, Corporate Compliance